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                                                                   Exhibit 10.11

                             Clearwing Capital, LLC
                       c/o Chrysalis Management Group, LLC
                             The Belgravia Building
                         1811 Chestnut Street, Suite 700
                        Philadelphia, Pennsylvania 19103

                                October 26, 2004

ABFS Consolidated Holdings, Inc.
The Wanamaker Building
100 Penn Square East
Philadelphia, PA 19107

Re:      CONSENTS AND AMENDMENT TO FEE LETTER
         ------------------------------------

To Whom It May Concern:

                  Reference is made to (a) that certain Loan and Security Agreement, dated as of October 14, 2003 (the "Loan Agreement"), between ABFS Warehouse Trust 2003-2 (the "Borrower") and Chrysalis Warehouse Funding, LLC (the "Lender"), a wholly-owned affiliate of Clearwing Capital, LLC ("Clearwing"), (b) that certain Trust Agreement, dated as of October 14, 2003 (the "Trust Agreement"), among ABFS Consolidated Holdings, Inc. ("Holdings") and certain subsidiaries of Holdings (such subsidiaries, the "Loan Depositors") and Wilmington Trust Company, as trustee for ABFS Warehouse Trust 2003-1, a Delaware statutory trust ("Trust 2003-1"), (c) that certain Pledge and Security Agreement, dated as of October 14, 2003 (the "Pledge Agreement"), between Trust 2003-1 and Clearwing, and (d) that certain Fee Letter, dated as of October 14, 2003, by and among Borrower and certain of its affiliates (Borrower and such affiliates, the "Qbligors") and Clearwing (the "2003 Fee Letter"). Except as provided in Paragraph 4 herein or as otherwise indicated capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Pledge Agreement.

                  American Business Financial Services, Inc., a Delaware corporation (the "Company") and Holdings have advised us that the Company is in the process of entering into a commitment letter for financing (the "Patriot Financing") with The Patriot Group, LLC ("Patriot"). A true and correct copy of such commitment letter is attached hereto as Exhibit "A" (the "Patriot Commitment Letter").

                  Pursuant to the Patriot Commitment Letter, (a) the Patriot Financing is to be secured by, among other things, a pledge by Holdings of the interest-only strips listed on Exhibit B attached hereto (the "Exhibit B IOS"), and (b) Holdings and each of the Loan Depositors will transfer their interests in the residual "common" equity certificates Nos. R-1, R-2, R-3, and R-4 of Trust 2003-1 (the "R Certificates" to a special purpose statutory business trust organized under the laws of Delaware (the "R Certificate Holder").

                  Pursuant to the Pledge Agreement, Trust 2003-1 granted to Clearwing a security interest in, among other things, all of its right, title and interest in and to the Exhibit B IOS. Under the terms of the Trust Agreement, Trust 2003-1 issued to Clearwing the "preferred" equity certificate No. P-1 of Trust 2003-1 (the "P Certificate").


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                  The Company has (a) advised Clearwing that it desires to
execute the Patriot Commitment Letter, (b) requested that Clearwing consent to the release of its liens on the Exhibit B IOS, and (c) requested that Clearwing consent to the transfer of the R Certificates to the R Certificate Holder.

                  Subject to the terms and conditions contained herein, Clearwing is willing to (a) release its liens on the Exhibit B IOS, and (b) consent to the transfer of the R Certificates to the R Certificate Holder.

                  1. Consent to Distribution of and Release of Liens on Exhibit B IOS. Effective as of the date that all of the conditions set forth in Paragraph 3 below shall have been satisfied, Clearwing hereby (a) consents to the distribution by Trust 2003-1 to Holdings of the Exhibit B IOS, and (b) agrees to release its liens on the Exhibit B IOS.

                  2. Consent to Transfer of R Certificates. Effective as of the date that all of the conditions set forth in Paragraph 3 below shall have been satisfied and so long as (a) the structure and the organizational and governing documents of the R Certificate Holder are satisfactory to Clearwing, (b) the Trust Agreement is amended such that no holder of an R Certificate shall have any rights with respect to Trust 2003-1 from and after a default or an event of default under (i) the documents that evidence the Patriot Financing, (ii) the Loan Agreement, the Trust Agreement, the Pledge Agreement, or any other Loan Documents (as defined in the Loan Agreement), or (iii) any other documents regarding any other facility in which Trust 2003-1 has any obligation to Clearwing, and (c) Patriot consents to the amendment of the Trust Agreement as described in subsection (b) of this Paragraph 2, Clearwing hereby consents to the transfer of the R Certificates to the R Certificate Holder.

                  3. Conditions to Consents. The effectiveness of the consents provided herein are subject to the fulfillment, to the satisfaction of Clearwing, of the following conditions:

                  (a) Clearwing shall have received this letter agreement duly executed by the Obligors, and the same shall be in full force and effect;

                  (b) All documents and legal matters in connection with the Patriot Financing shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Clearwing, including the organizational and governing documents of the R Certificate Holder.

                  (c) All of the conditions set forth in the documents evidencing the Patriot Financing shall have been satisfied and the Patriot Financing shall be consummated in accordance with its terms;

                  (d) The Obligors shall have received all licenses, approvals, or consents necessary to consummate the Patriot Financing (including, without limitation, the consent of U.S. Bank, as trustee, to the pledge of the Exhibit B IOS and the R Certificates in favor of Patriot);

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                  (e) The representations and warranties in this letter
agreement, the Pledge Agreement, the Trust Agreement, and the Fee Letter shall be true and correct in all material respects as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

                  (f) No Event of Default under the Pledge Agreement and no Event of Default under and as defined in the Loan Agreement shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

                  (g) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any governmental authority against any of the Obligors, Patriot, Clearwing, any of their affiliates, or any other Person;

                  (h) The Obligors shall have paid Clearwing, for the benefit of Clearwing, the Lender, and their affiliates, a work fee in an amount equal to $500,000, which amount (i) shall be in addition to all other work fees and all expense deposits paid by any of the Obligors to Clearwing or the Lender, (ii) shall be applied to the payment of costs and expenses incurred at any time by Clearwing and its affiliates in connection with the Patriot Financing or any other financing in favor of any of the Obligors, and (iii) shall be paid as follows: (x) $200,000 of such work fee shall be paid on November 1, 2004, and
(y) the remaining $300,000 of such work fee shall be paid on the date of the initial funding of the residual repurchase commitment under the Patriot Facility.

                  (i) Clearwing shall have received the fees set forth in the 2003 Fee Letter, as amended by Paragraph 4 herein;

                  (j) Clearwing shall have received an opinion from counsel for the Obligors in form and substance satisfactory to Clearwing; and

                  (k) Clearwing shall have received the consent, if necessary or appropriate, from the Pledgee Lender (as defined in the Loan Agreement).

                  (l) The Lender shall have (i) consummated an amendment to the Loan Agreement, which increases the advance rate on Eligible Mortgage Loans to an advance rate satisfactory to the Lender and the Borrower, and (ii) received the consent of the Pledgee Lender (as defined in the Loan Agreement) to such amendment.

                  4. Amendments to 2003 Fee Letter. Capitalized terms used solely in this Paragraph 4 and not otherwise defined in this letter agreement shall have the meaning ascribed to them in the 2003 Fee Letter. As consideration for Clearwing's consents as provided herein and effective upon the date of execution of the documents evidencing the Patriot Facility (the "Patriot Closing Date"), the Obligors, jointly and severally, agree to the following amendments to the 2003 Fee Letter and the Loan Agreement:

                  (a) The expiration date of the Commitment Transaction Fee set forth in Section 4(b) of the 2003 Fee Letter shall be extended from January 11, 2005 to and including September 30, 2006;

                  (b) Subject to the amendment set forth in Section 4(c) below, the definition of "Maximum Credit" as set forth in the Loan Agreement shall be amended and restated to read as follows:

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                           "Maximum Credit" means $250,000,000, provided
                  however, that the amount of the Maximum Credit may, in the sole discretion of the Lender at any time after the first anniversary of the Closing Date up November 30, 2005, be increased to at least $400,000,000, provided further, however, that the Company shall have the right to terminate the option of the Lender to so increase the amount of the Maximum Credit so long as (i) the Company and the Lender agree in writing to terminate such option, and (ii) the Increase Option Termination Fee (as defined in the Fee Letter) is paid to Clearwing pursuant to the terms of the Fee Letter.

                  (c) Section 5 of the 2003 Fee Letter shall be amended and restated to read as follows:

                           "5. Increase Commitment Fees. If the Maximum Credit
                  is increased to at least $400,000,000 at the sole discretion of Clearwing (the date of such increase, the "Increase Date"), the Obligors shall pay to Clearwing the following fees:

                           a. Increase Commitment Exercise Fee. A commitment
                  exercise fee (the "Increase Commitment Exercise Fee") of $10,000,000, which shall be fully earned on the Increase Date, nonrefundable when paid, and due and payable in equal monthly installments on the first day of each month commencing with the first day of the first full month following the Increase Date and continuing until all Obligations have been paid in full, with any remaining balance due and payable on the Termination Date, provided, however, that if the Increase Date is on or after June 30, 2005, the Increase Commitment Exercise Fee shall be reduced by an amount equal to (i) $250,000, times
                  (ii) the total number of full months that exist during the period from June 30, 2005 through and including the Increase Date.

                           b. Increase Credit Support Fee. An increase credit
                  support fee of $1,350,000, which fee shall be fully earned and due and payable on the Termination Date, and nonrefundable when paid.

                           c. Increase Loan Commitment Fee. An increase loan
                  commitment fee of $10,500,000, which fee shall be fully earned and due and payable on the Increase Date, and nonrefundable when paid, and shall be payable in advance in 24 equal monthly installments of $437,500 each, payable on the first day of each calendar month from and after the Increase Date through the date on which all of the Obligations are paid in full in accordance with the terms of the Loan Agreement, and the commitments of the Lender under the Loan Agreement are terminated, provided, however, that (a) the increase loan commitment fee that is due in advance for the period from the Increase Date through the last day of the calendar month in which the Increase Date falls shall be due and payable on the Increase Date and shall be an amount equal to (i) $437,500, times (ii) the result of the total number of days that will elapse from (and including) the Increase Date through the last day of the calendar month in which the Increase Date falls divided by the total number of days in such month, and (b) on the Termination Date, the Obligors shall pay an amount necessary to pay in full the remaining balance of the increase loan commitment fee, provided further, however, that if the Increase Date is on or after June 30, 2005, the Increase Loan Commitment Fee shall be reduced by an amount equal to (i) $437,500, times (ii) the total number of full months that exist during the period from June 30, 2005 through and including the Increase Date.

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                           d. Increase Option Termination Fee. The Increase
                  Option Termination Fee (as referenced in the definition of Maximum Credit Amount in the Loan Agreement) shall be an amount equal to (i) $7,500,000 plus (ii) an amount equal to $500,000 times each month during the term of the Loan Agreement that the Maximum Credit was not increased to at least $400,000,000."

                  (d) The unpaid balance of the Loan Commitment Fee set forth in Paragraph 2 of the 2003 Fee Letter shall be accelerated such that (i) $2,000,000 of such unpaid balance shall be due and payable on the Patriot Closing Date, and
(ii) the balance remaining after payment of such $2,000,000 shall be paid in equal monthly of $1,000,000 on the first day of each month commencing with the first day of the first full month following the Patriot Closing Date until the Loan Commitment Fee is paid in full.

                  (e) The following new Paragraph 10 shall be added to the Fee
Letter:

                           10. Evergreen Expense Deposit. From and after October
                  26, 2004 through and including the date that all Obligations have been paid in full in accordance with the terms of the Loan Agreement, the Obligors shall maintain at all times a $100,000 expense deposit with Clearwing, for the benefit of Clearwing, the Lender, and their affiliates.

                  5. Limited Consents. This consents shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term, provision or Event of Default under Loan Agreement, the Pledge Agreement or of any term or provision of any other Loan Document or other instrument referred to therein or herein or of any transaction or further or future action on the part of the Borrower or Trust 2003-1 which would require the consent of the Lender or Clearwing under the Loan Agreement or the Pledge Agreement.

                  6. Reservation of Rights. You are hereby advised that the Lender and Clearwing expressly reserve all of their respective rights and remedies against the Borrower and Trust 2003-1 under the Loan Agreement, the Pledge Agreement and the other Loan Documents and at law and in equity with respect to all existing or future Events of Default. Neither the Lender nor Clearwing shall be deemed to have waived any term or condition of the Loan Agreement, the Pledge Agreement or any other Loan Document or to have agreed to a forbearance with respect to any right or remedy which the Lender or Clearwing may now have or in the future may have under the Loan Agreement, the Pledge Agreement or any other Loan Document, at law, in equity or otherwise on account of any Default or Events of Default, Neither the Lender nor Clearwing shall by virtue of any action or omission be deemed to have altered or prejudiced any rights or remedies under or in connection with the Loan Agreement, the Pledge Agreement or under or in connection with any Default under the Loan Documents except as specifically set forth herein. All of the terms and conditions of the Loan Agreement and the other Loan Documents are and shall remain in full force and effect.

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                  7. Miscellaneous

                           (a) This letter agreement may be executed in any
number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this letter agreement by facsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart.

                           (b) Section and paragraph headings herein are
included for convenience of reference only and shall not constitute a part of this letter agreement for any other purpose.

                           (c) THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

                                          Very truly yours,


                                          CLEARWING CAPITAL, LLC
                                          By: Chrysalis Capital Partners, LLC,
                                              Its Manager


                                          By: /s/ Gregory L. Segall
                                             -----------------------------
                                               Name: Gregory L. Segall
                                               Its: Sole Member





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Accepted and Agreed to this
26th day of October 2004:


ABFS WAREHOUSE TRUST 2003-2



By:  /s/ Anthony J. Santilli
     -------------------------------
     Name: Anthony J. Santilli
     Title: Chief Executive Officer

ABFS WAREHOUSE TRUST 2003-1

By:  /s/ Anthony J. Santilli
     -------------------------------
     Name: Anthony J. Santilli
     Title: Chief Executive Officer

AMERICAN BUSINESS FINANCIAL SERVICES, INC.

By:  /s/ Anthony J. Santilli
     -------------------------------
     Name: Anthony J. Santilli
     Title: Chief Executive Officer



ABFS CONSOLIDATED HOLDINGS, INC.

By:  /s/ Anthony J. Santilli
     -------------------------------
     Name: Anthony J. Santilli
     Title: Chief Executive Officer

AMERICAN BUSINESS CREDIT, INC.

By:  /s/ Anthony J. Santilli
     -------------------------------
     Name: Anthony J. Santilli
     Title: Chief Executive Officer




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AMERICAN BUSINESS MORTGAGE SERVICES, INC.

By:  /s/ Anthony J. Santilli
     -------------------------------
     Name: Anthony J. Santilli
     Title: Chief Executive Officer



HOMEAMERICAN CREDIT, INC.,
D/B/A UPLAND MORTGAGE

By:  /s/ Anthony J. Santilli
     -------------------------------
     Name: Anthony J. Santilli
     Title: Chief Executive Officer







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